EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Mark Roberts Vice President Finance (413) 568-9141

WORONOCO BANCORP, INC. REPORTS 19% GROWTH IN DILUTED EARNINGS PER

SHARE AND DECLARES CASH DIVIDEND OF $0.1725 PER SHARE

WESTFIELD, MA—OCTOBER 16, 2003—Woronoco Bancorp, Inc. (the “Company”) (AMEX:WRO), the holding company for Woronoco Savings Bank (the “Bank”), reported an increase in net income of $206,000, or 18.5%, to $1.3 million for the quarter ended September 30, 2003 compared to $1.1 million for the same quarter last year. Diluted earnings per share grew 19.4% to $0.37 for the three months ended September 30, 2003 from $0.31 for the same period in 2002. The most significant factors influencing the improved financial results in the third quarter of 2003 were growth in average loans, investment securities and core deposits, expansion in fee income and insurance commissions and lower provisions for loan losses, somewhat offset by net interest margin compression. The Company also announced a cash dividend of $0.1725 per share, payable on December 1, 2003 to shareholders of record as of the close of business on November 6, 2003.

Total assets rose $91.5 million, or 13.0%, to $797.1 million at September 30, 2003 from $705.6 million at December 31, 2002 primarily reflecting growth in net loans and investment securities, funded by increases in deposits and borrowings. Total net loans rose 4.1% largely due to strong loan origination activity, partially offset by significant prepayments in the existing portfolio as well as loan sales. Core deposits, which exclude brokered deposits and certificates of deposit, grew $21.1 million, or 9.9%.

“The improved results reflect our continued success in attracting and retaining customers by offering a diversified line of financial services products through our branch network and insurance subsidiary”, commented Cornelius D. Mahoney, Chairman, President and CEO. “The recent closing of our last supermarket facility and relocating to a new full service branch in Chicopee, Massachusetts enhances our ability to serve our customers and expands our presence in a new market. While we continue to evaluate opportunities to grow our franchise, we remain committed to increasing loan and core deposit balances, developing our investment management services and insurance business lines and maintaining solid credit quality on a strong capital base.”

Financial highlights include:

•	The current dividend yield is approximately 2.4% based upon an annualized dividend of $0.69 per share and a closing stock price of $28.20 at September 30, 2003. The dividend declared amount has risen $0.0475, or 38%, to $0.1725 per share in the third quarter of 2003 from $0.125 in the third quarter of 2002.

•	Book value per share increased $1.03, or 5.1%, to $21.39 at September 30, 2003 from $20.36 at September 30, 2002. The capital position at September 30, 2003 remains strong with an equity to assets ratio of 9.72%.

•	Loan origination volume for the nine months ended September 30, 2003 was strong in residential ($97 million) and commercial ($19 million) mortgages and home equity loans and lines of credit ($28 million). Loan growth in 2003 was mitigated to some extent by refinancing and prepayment activity ($98 million) and loan sales ($27 million). The loan sales should help reduce the Company’s exposure to interest rate risk while improving liquidity. The Company will continue to evaluate the sale of additional longer-term, lower coupon, fixed rate mortgages.

•	Asset quality remained sound at quarter end with the non-performing assets to total assets ratio at 0.04%.

•	Reserve coverage was solid at September 30, 2003 with reserves to total loans at 0.65% and reserves to non-performing loans at 945%. Net charge-offs as a percentage of average interest-earning loans were negligible at 0.01% for the first nine months of 2003.

•	Trading account assets declined $13.0 million, or 79.8%, to $3.3 million at September 30, 2003 from $16.3 million at December 31, 2002 due to a strategy to significantly reduce the portfolio when conditions are favorable.

•	Deposit growth was approximately 11% for the first nine months of 2003 reflecting expanded marketing efforts, an enhanced focus on traditional branching as a result of the sale of the supermarket facilities and increased balances associated with relationship banking products.

•	The cost of deposits, excluding brokered deposits, declined 59 basis points to 1.39% in the third quarter of 2003 compared to 1.98% for the same period in 2002.

•	Net interest margin compressed to 2.74% for the third quarter of 2003 compared to 3.28% for the same period in 2002. The contraction was a result of several factors including the historically low interest environment, significant refinancing and prepayment activity as well as purchases of investment securities with lower yields.

•	Other income to average assets rose to 0.61% for the first nine months of 2003 from 0.46% in 2002 due to strong expansion in fee income and insurance commissions. Successful efforts to enhance this income base have helped diversify the Company’s revenue stream and reduce its dependence on net interest income.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. Woronoco Savings Bank provides a wide variety of financial products and services through its 9 branch offices located in Hampden and Hampshire Counties in Western Massachusetts. Through its partnership with Infinex Financial Group, the Bank offers access to a full range of investment products, including stocks, bonds, mutual funds and annuities. The Bank also offers a full line of property and casualty insurance products and various life insurance and group life, group health and accident insurance products for individuals and commercial clients through its insurance subsidiary Keyes, Mattson & Agan. For more information regarding the Bank’s products and services, and for Woronoco Bancorp, Inc. investor-relations information, please visit our web site at www.woronoco.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Attached are consolidated balance sheets, consolidated statements of income, and selected financial data and ratios. The condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K, which was filed on March 19, 2003.

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	Unaudited		Unaudited
	September 30,	December 31,	September 30,
	2003	2002	2002
Assets

Cash and due from banks	$21,616	$17,600	$18,086
Interest-bearing balances	1,844	731	651
Federal funds sold	2,185	9,470	4,375

Total cash and cash equivalents	25,645	27,801	23,112

Trading account securities	3,288	16,284	—
Securities available for sale	240,575	155,306	182,987
Federal Home Loan Bank stock, at cost	15,373	13,795	13,795
Loans held for sale	—	—	15,190

Loans:
Residential mortgages	316,893	305,100	295,454
Commercial mortgages and construction loans	77,715	73,271	72,786
Consumer loans	90,657	94,698	97,439
Commercial loans	14,237	11,136	11,304

Total loans	499,502	484,205	476,983

Unadvanced loan funds	(7,359)	(11,627)	(16,722)
Net deferred loan costs	765	802	760
Allowance for loan losses	(3,222)	(3,156)	(3,144)

Loans, net	489,686	470,224	457,877

Premises and equipment, net	10,067	10,343	10,578
Goodwill and other intangible assets	1,848	1,889	1,902
Other assets	10,625	9,994	12,218

Total assets	$797,107	$705,636	$717,659

Liabilities and Stockholders' Equity

Deposits:
Demand	$27,317	$22,388	$23,478
NOW	61,911	66,944	67,390
Money market	62,315	47,500	42,013
Savings	83,513	77,120	76,929
Brokered deposits	42,488	43,205	43,107
Certificates of deposit	134,650	113,493	117,351

Total deposits	412,194	370,650	370,268

Short-term borrowings	74,170	56,235	42,000
Long-term debt	226,269	197,000	222,120
Mortgagors' escrow accounts	2,024	1,597	1,245
Accrued expenses and other liabilities	4,969	5,744	8,870

Total liabilities	719,626	631,226	644,503

Commitments and contingencies

Stockholders' Equity:
Preferred stock ($.01 par value; 2,000,000 shares authorized; no shares issued and outstanding)	—	—	—
Common stock ($.01 par value; 16,000,000 shares authorized; shares issued: 5,998,860 at September 30, 2003, December 31, 2002 and September 30, 2002; shares outstanding: 3,622,402 at September 30, 2003, 3,567,669 at December 31, 2002 and 3,592,285 at September 30, 2002)	60	60	60
Additional paid-in capital	59,711	59,020	58,670
Unearned compensation	(3,308)	(3,951)	(4,167)
Retained earnings	47,434	44,641	43,895
Accumulated other comprehensive income	4,185	5,222	4,300
Treasury stock, at cost (2,376,458 shares at September 30, 2003, 2,431,191 shares at December 31, 2002 and 2,406,575 shares at September 30, 2002)	(30,601)	(30,582)	(29,602)

Total stockholders' equity	77,481	74,410	73,156

Total liabilities and stockholders' equity	$797,107	$705,636	$717,659

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

(In Thousands Except Per Share Amounts)

	Unaudited		Unaudited
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002
Interest and dividend income:
Loans, including fees	$7,028	$7,700	$21,625	$22,450
Interest and dividends on securities:
Taxable interest	1,908	1,786	5,271	5,700
Tax exempt interest	242	247	730	735
Dividends	493	801	1,433	2,309
Trading account securities	114	—	447	—
Federal funds sold	8	19	41	92
Other	5	4	12	19

Total interest and dividend income	9,798	10,557	29,559	31,305

Interest expense:
Deposits	1,611	2,004	5,100	6,256
Borrowings	3,268	3,204	9,438	9,431

Total interest expense	4,879	5,208	14,538	15,687

Net interest income	4,919	5,349	15,021	15,618
Provision for loan losses	28	113	104	465

Net interest income, after provision for loan losses	4,891	5,236	14,917	15,153

Non-interest income:
Fee income	916	660	2,464	1,849
Insurance commissions	294	223	949	516
Gain (loss) on sales, disposition and impairment of securities available for sale, net	165	(191)	580	(70)
Net (loss) gain on trading account securities	(118)	—	512	—
Gain on sales of loans, net	154	206	939	206
Gain on sale of supermarket branch	—	—	183	—
Penalty for prepayment of FHLB advances	—	—	(539)	—
(Loss) gain on derivative instruments and hedging activities	—	(1)	—	1
Other income	—	13	19	43

Total non-interest income	1,411	910	5,107	2,545

Non-interest expenses:
Salaries and employee benefits	2,418	2,455	7,342	6,688
Occupancy and equipment	505	561	1,531	1,674
Marketing	152	234	525	534
Professional services	363	320	1,124	751
Data processing	270	240	786	706
Other general and administrative	715	706	2,078	2,102

Total non-interest expenses	4,423	4,516	13,386	12,455

Income before income tax expense	1,879	1,630	6,638	5,243
Income tax expense	557	514	1,916	1,584

Net income	$1,322	$1,116	$4,722	$3,659

Earnings per share:
Basic	$0.40	$0.34	$1.43	$1.09
Diluted	$0.37	$0.31	$1.34	$1.01

Weighted average shares outstanding:
Basic	3,322,306	3,327,935	3,303,504	3,354,910
Diluted	3,579,916	3,587,761	3,534,988	3,612,359

WORONOCO BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA AND RATIOS

	Three Months Ended September 30,
	2003	2002
Earnings per share:
Basic	$0.40	$0.34
Diluted	$0.37	$0.31

Performance ratios:
Net interest margin	2.74%	3.28%
Return on average assets	0.67%	0.63%
Return on average equity	7.02%	6.06%
Other income as a percentage of average assets (1)	0.62%	0.51%
Other expenses as a percentage of average assets	2.25%	2.55%

Average balance sheet (in thousands):
Investment securities (includes FHLB stock and trading account securities)	$248,877	$197,983
Loans, net	481,719	463,951
Total assets	786,276	707,884
Interest-bearing deposits	378,421	349,666
Borrowings	301,720	257,595
Stockholders' equity	75,281	73,649

	Nine Months Ended September 30,
	2003	2002
Earnings per share:
Basic	$1.43	$1.09
Diluted	$1.34	$1.01

Performance ratios:
Net interest margin (2)	2.96%	3.24%
Return on average assets (3)	0.87%	0.70%
Return on average equity (3)	8.54%	6.75%
Other income as a percentage of average assets (1)	0.61%	0.46%
Other expenses as a percentage of average assets	2.39%	2.38%

	At September 30,	At December 31,	At September 30,
	2003	2002	2002
Capital and asset quality data:
Book value per share (4)	$21.39	$20.86	$20.36
Total equity to total assets	9.72%	10.55%	10.19%
Total non-performing assets and troubled debt restructurings as a percentage of total assets	0.04%	0.16%	0.13%
Allowance for loan losses as a percentage of total loans (5)	0.65%	0.67%	0.68%
Allowance for loan losses as a percentage of non-performing loans and troubled debt restructurings	944.87%	285.35%	326.48%

Banking offices at end of period	9	10	12

(1)	Excludes gains (losses) on sales of securities, loans and all other transactions.
(2)	Excludes effect of negative adjustment to mortgage-backed securities interest income of $197,000.
(3)	Excludes effect of negative adjustment to mortgage-backed securities interest income of $197,000 and related tax benefit of $57,000.
(4)	Calculation based on shares outstanding of 3,622,402 at September 30, 2003, 3,567,669 at December 31, 2002 and 3,592,285 at September 30, 2002.
(5)	Total loans includes loans, less unadvanced loan funds, plus deferred loan costs (fees), net.